4

AMENDED AND RESTATED
LINE OF CREDIT

$3,000,000.00	May 17, 2014

FOR VALUE RECEIVED, MINERCO, INC. (“MINE”), a Nevada corporation (the “Company”), does hereby promise to pay to the order of POST OAK LLC (the “Lender”), at such place as Lender may designate in writing, in lawful money of the United States of America, the principal sum of up to Three Million Dollars ($3,000,000.00), or such lesser amount as may be borrowed by the Company as Advances under this line of credit (the “Line of Credit”).

This Line of Credit shall bear interest at the rate of ten percent (10.00%) per annum unless modified by paragraph 4 of this Line of Credit.

The entire outstanding principal amount of this Line of Credit shall be due and payable on April 30, 2018 (the “Maturity Date”).

This is an amendment and restatement, effective May 1, 2016, of the existing Line of Credit dated May 1, 2014. All Advances heretofore made under the existing Line of Credit shall be deemed to be Advances under this Line of Credit and subject to the provisions of this Line of Credit.

1. Advances.  Subject to the provisions of Section 2 below, the Company shall have the right, at any time or from time to time prior to the Maturity Date to request loans and advances from the Lender (individually an “Advance” and collectively, the “Advances”).  Each such Advance shall be considered a separate legal promissory note, shall be in the amount of $250,000 or as otherwise agreed between the parties, and shall be reflected on Schedule A to this Line of Credit and initialed as received by an officer or director of the Company.  The Lender shall not be under any obligation to make advances under this Line of Credit.

2. Use of Proceeds.  All proceeds received by the Company from each Advance made by the Lender under this Line of Credit shall be used by the Company for expenses incurred by the Company in connection with working capital and any other operating expenses determined to be necessary by the Company.

3. No Guarantees of Payment.  Nothing contained in this Line of Credit or any other agreement or instrument shall be deemed or construed to constitute a guaranty or undertaking by any shareholder, officer or director of the Company or any third person of any of the obligations of the Company under this Line of Credit.

4. Payment on Maturity Date: Prepayments.  The entire balance of unpaid Advances under this Line of Credit shall be due and payable in full on the Maturity Date.  At any time, and from time to time before the Maturity Date, Company shall have the right to prepay all or any part of the Advances, in whole or in part, without premium or penalty.  On the Maturity Date, if this Line of Credit has not been paid in full, it shall bear interest from inception at the rate of fifteen percent (15.00%) per annum until paid in full.

5. Interest Payments, Balloon Payment. (a)  Company shall pay interest at the rate of ten percent (10.00%) per annum, calculated on a per day basis for each Advance made by Lender.(b) All interest under this Line of Credit that is accrued and unpaid as of April 30, 2016 shall be satisfied through the Company’s issuance to the Lender of a Promissory Note of the Company in the principal amount of 50% of the amount of said interest. Said

Promissory Note shall be in the form of Exhibit “B” hereto. The remaining 50% of the amount of said interest not represented by said Promissory Note shall be deemed forgiven.

(c) All interest under this Line of Credit that accrues after April 30, 2016 shall be payable monthly within ten (10) days of the end of the month in which the interest accrues. The first interest payment will be due June 30, 2016. In the event that interest is not paid when due, it shall constitute an Event of Default and, at the option of Lender, all Advances shall be immediately due and payable.

6. Security.  As security for the Line of Credit, the Company grants a security interest in all of the Company’s assets, including but not limited to the Company’s intellectual property, shares or equity interests in the Company’s subsidiaries and joint ventures, as well as the Company’s inventory and accounts receivable (the “Collateral”). Lender is authorized to file one or more UCC-1 financing Statements with respect to the Collateral.

7. Authorized and Unissued Shares. No later than December 1, 2016, the Company will implement sufficient authorized but unissued shares of common stock (the “Available Shares”) such that at all times thereafter during which any Advance under this Line of Credit is outstanding, there shall be Available Shares equal to 125% of the outstanding Advances at the then prevailing market price of the Company’s Common Stock. .

8. Choice of Law: Venue and Jurisdiction.  This Line of Credit shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects, including, but not limited to, the legality of the interest charged hereunder, by the statues, laws and decisions of the State of New York.  The exclusive venue and/or jurisdiction for any proceeding that may be brought in connection with this Line of Credit shall be any federal and state court located in New York, New York and each of the parties hereto irrevocably consents to such venue and/or jurisdiction. THE PARTIES HEREBY WAIVEANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING UNDER OR PERTAINING TO THIS LINE OF CREDIT.

9. Miscellaneous Provisions.

(a) This Line of Credit may not be amended or modified, and revision hereto shall not be effective, except by an instrument in writing executed by Company and Lender.

(b) Any and all notices, demands or requests required or permitted to be given under this Line of Credit shall be given in writing and sent, by registered or certified U.S. mail, return receipt requested, by hand, or by overnight courier, addressed to the parties hereto at their addresses set forth above or such addresses as they may from time-to-time designate by written notice, given in accordance with the terms of this Section.  A party may change its address for notification purposes by giving the other parties notice in accordance with the terms of this Section 10(b) of the new address and the date upon which it shall become effective.

(c) Company hereby waive presentment, protest and demand, notice of protest, dishonor and nonpayment of this Line of Credit, and expressly agrees that, without in any way affecting the liability of Company hereunder, Lender may extend the time for payment of any amount due hereunder and release any party liable hereunder without in any other way affecting the liability and obligation of Company.  Company shall pay all attorneys’ fees and other costs of collection actually incurred by Lender in connection with Lender enforcing its rights under this Line of Credit to receive payment or otherwise.

(d) Headings at the beginning of each numbered Section of this Line of Credit are intended solely for convenience of reference and are not to be deemed or construed to be a part of this Line of Credit.

(e) Any Advance under this Line of Credit may be assigned by Lender. The Company may not assign any of its rights or obligations under this Line of Credit without the consent of Lender, which may be withheld by Lender in its sole discretion.

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 IN WITNESS WHEREOF, Company has executed this Line of Credit as of the date first set forth above.

MINERCO, INC.

By: /s/____V. Scott Vanis                                                   May 17, 2016
Name: ____V. Scott Vanis___                                     Date
Title: _____CEO___________

ACCEPTED AND ACKNOWLEDGED:

POST OAK LLC

By:   /s/ Heidi McFarland
Managing Director

SCHEDULE A

Date of Advance		Initials of Officer of Company, Acknowledging Receipt of Advance
1_______________	_______________	_______________

2_______________	_______________	_______________

3_______________	_______________	_______________

4_______________	_______________	_______________

5_______________	_______________	_______________

6_______________	_______________	_______________

7_______________	_______________	_______________

8_______________	_______________	_______________

EXHIBIT B

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER AND BE REASONABLY ACCEPTABLE TO THE BORROWER), IN A GENERALLY ACCEPTABLE FORM THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.
PROMISSORY NOTE

Date:	May 17, 2016
Borrower:	MINERCO, INC. (the "Borrower")
Lender:	POST OAK LLC (the "Lender")
Principal Amount:      $96,052.05
1.      FOR VALUE RECEIVED, The Borrower promises to pay to the Lender at such address as may be provided in writing to the Borrower, the principal sum of $96,052.05 USD, with interest payable on the unpaid principal at the rate of 10.00 percent per annum. This Note is issued by Borrower in payment of 50% of the interest accrued through May 17, 2016 on Advances pursuant to the Line of Credit dated May 1, 2014.
2.      This Note is due and payable in full on May 17, 2017.
4.      At any time while not in default under this Note, the Borrower may pay the outstanding balance then owing under this Note to the Lender without further bonus or penalty.
5.      Notwithstanding anything to the contrary in this Note, if the Borrower defaults in the performance of any obligation under this Note, then the Lender may declare the principal amount owing and interest due under this Note at that time to be immediately due and payable.
6.      All costs, expenses and expenditures including, and without limitation, the complete legal costs incurred by the Lender in enforcing this Note as a result of any default by the Borrower, will be added to the principal then outstanding and will immediately be paid by the Borrower. In the case of the Borrower's default and the acceleration of the amount due by the Lender all amounts outstanding under this Note will bear interest at the rate of 15.00 percent per annum from the date of demand until paid.
7.      This Note is secured by the following security (the 'Security'): All of the assets of Borrower. Lender is authorized to file a UCC-1 financing statement with respect to the collateral.
8.      If the Borrower defaults in payment as required under this Note or after demand for ten (10) days, the Security will be immediately provided to the Lender and the Lender is granted all rights of repossession as a secured party.
9.      If any term, covenant, condition or provision of this Note is held by a court of competent jurisdiction to be invalid, void or unenforceable, it is the parties' intent that such provision be reduced in scope by the court only to the extent deemed necessary by that court to render the provision reasonable and enforceable and the remainder of the provisions of this Note will in no way be affected, impaired or invalidated as a result.
10.  This Note will be construed in accordance with and governed by the laws of the State of New York. Borrower consents to the jurisdiction of the courts located in New York County, New York for any action arising out of or pertaining to this Note.
11.  This Note will enure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of the Borrower and the Lender.  The Borrower waives presentment for payment, notice of non-payment, protest and notice of protest.

IN WITNESS WHEREOF the parties have duly affixed their signatures under seal on this ________________ day of ________, ________.

SIGNED, SEALED, AND DELIVERED this ________________ day of ________, ________.	MINERCO, INC. Per:______________________(SEAL)

SIGNED, SEALED, AND DELIVERED this ________________ day of ________, ________.	POST OAK LLC Per:______________________(SEAL)

NOTARY ACKNOWLEDGMENT - BORROWER

STATE OF TEXAS

COUNTY OF ____________________

I, ____________________, a Notary Public, do hereby certify that ___________________, on behalf of MINERCO, INC. personally appeared before me this ________________ day of ________, ________ and acknowledged the due execution of the foregoing .

_________________________________
Notary Public

My commission expires: ______________

NOTARY ACKNOWLEDGMENT - LENDER

STATE OF ____________________

COUNTY OF ____________________

I, ____________________, a Notary Public, do hereby certify that __________________, on behald of POST OAK LLC, personally appeared before me this ________________ day of ________, ________ and acknowledged the due execution of the foregoing .

_________________________________
Notary Public

My commission expires: ______________
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